Exhibit 10.14.1.1

FIRST AMENDMENT TO SALE AND SERVICING AGREEMENT

     This First Amendment (this “Amendment”) to the Sale and Servicing Agreement referenced below is entered into as of April 8, 2004, among CapitalSource Funding II Trust, a Delaware statutory trust (the “Issuer”), CS Funding II Depositor LLC, a Delaware limited liability company, as Depositor (in such capacity, the “Depositor”), CapitalSource Finance LLC, a Delaware limited liability company (“CapitalSource”), as Loan Originator (in such capacity, the “Loan Originator”) and as Servicer (in such capacity, the “Servicer”) and Wells Fargo Bank, National Association, successor-by-merger to Wells Fargo Bank Minnesota, National Association, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the “Indenture Trustee”), as Paying Agent (the “Paying Agent”), as Collateral Custodian (the “Collateral Custodian”) and as Backup Servicer (the “Backup Servicer”).

R E C I T A L S:

     WHEREAS, the Issuer, the Depositor, CapitalSource, the Loan Originator, the Servicer, the Indenture Trustee, the Paying Agent, the Collateral Custodian and the Backup Servicer are parties to the Sale and Servicing Agreement, dated as of September 17, 2003 (as amended, supplemented and otherwise modified from time to time, the “Sale and Servicing Agreement”);

     WHEREAS, the Issuer has requested that certain provisions of the Sale and Servicing Agreement be amended, on the terms and subject to the conditions set forth in this Amendment, to (1) extend the Revolving Period an additional 364 days from the scheduled termination date, and (2) permit certain security alarm contracts to be sold by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments to the Sale and Servicing Agreement.

a. Section 1.01 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following defined terms in appropriate alphabetical order:

     “Alarm Service Loan: An Eligible Loan made by Security Leasing Partners, L.P. to a Dealer (or any other Person agreed to by the Issuer and the Initial Noteholder) that has secured its repayment obligations with the payments from one or more individuals, businesses or other entities which have entered into security alarm monitoring or a security alarm monitoring and maintenance contracts to receive the security alarm monitoring or a security alarm monitoring and maintenance services provided thereby.”

     “Dealer: The security alarm dealer who sells one or more security alarm monitoring or security alarm monitoring and maintenance contracts to one or more Persons obligated to pay for the service(s) provided under such contract(s).”

b. the definition of “Acquired Loans” in Section 1.01 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

     “Acquired Loan: A Loan that is originated by a Person other than the Loan Originator and is acquired by the Loan Originator in a “true sale” transaction pursuant to an acquisition agreement (in form and substance satisfactory to the Initial Noteholder) and is otherwise acceptable to the Initial Noteholder.”

c. the definition of “Charged-Off Loan” in Section 1.01 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following to the end thereof:

“; provided that, with respect to any Alarm Service Loan, any such determination shall be made from and after March 31, 2003.”

d. the definition of “Concentration Limitations” in Section 1.01 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following to the end thereof:

     “(xix) the aggregate Principal Balance of all Loans which are Alarm Service Loans does not exceed Seventy Five Million Dollars ($75,000,000).”

e. the defined term “Delinquent” is hereby amended and restated in its entirety as follows:

“Delinquent Loan: A Loan (other than a Charged-Off Loan) in the Loan Pool as to which there has occurred one or more of the following: (i) the occurrence of both (A) all or any portion of a payment of interest on or principal of such Loan is not paid when due (without giving effect to any grace period) or would be so delinquent, but for any amendment, modification, waiver or variance made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms and (B) within sixty (60) calendar days of when such delinquent payment was first due, all delinquencies have not been cured or (ii) consistent with the Loan Originator’s Underwriting Guidelines such Loan would be classified as delinquent by the Servicer or the Loan Originator; provided that, with respect to any Alarm Service Loan, any such determination shall be made from and after March 31, 2003.”

f. clause (a) of the definition of “Required Loan Documents” is hereby amended and restated in its entirety as follows:

“(a) any Eligible Loan (other than an Assigned Loan, a Participation Loan or an Alarm Service Loan), the duly executed original of each of the following: the Underlying Note and an assignment (which may be by endorsement or allonge) of such Underlying Note, signed by an officer of the Loan Originator; any related loan agreement, the Loan Schedule, participation agreement (if set forth on the Loan Schedule), acquisition agreement (if set forth on the Loan Schedule), subordination agreement (if set forth on the Loan Schedule), intercreditor agreement (if set forth on the Loan Schedule), security agreements or instruments, UCC financing statements, guarantee (if set forth on the Loan Schedule), for each Eligible Loan secured by a Mortgaged Property, an Assignment of Mortgage and an Assignment of Leases and Rents and”

g. the definition of “Required Loan Documents” is hereby amended and supplemented to add the following to the end thereof

“and (d) any Eligible Loan which is an Alarm Service Loan, the duly executed of each of the following: the original (and to the extent it exists, the sole chattel paper counterpart) master purchase agreement and, if any, security agreement and a copy of the purchase statement related to each Alarm Service Loan, signed by an officer of the originator of such Alarm Service Loan together with copies of any related assignment agreements, the Loan Schedule, subordination agreement (if set forth on the Loan Schedule), intercreditor agreement (if set forth on the Loan Schedule), security agreements or instruments, UCC financing statements and guarantee (if set forth on the Loan Schedule).”

h. Section 2.04(a) of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

“The Loan Originator shall (i) no later than 12:00 noon New York time on the Business Day prior to the related Transfer Date, deliver or cause to be delivered to the Collateral Custodian, as the designated agent of the Indenture Trustee, by facsimile transmission or in an electronic format mutually agreed to by the parties, a Loan Schedule and, with regard to each Loan (other than an Alarm Service Loan) a copy of the executed Underlying Note endorsed in blank and Assignment of Mortgage endorsed in blank, if any, and (ii) with respect to each Alarm Service Loan transferred to the Issuer on such Transfer Date, within four Business Days after such Transfer Date, deliver (or caused to be delivered) to the Collateral Custodian, the original (and to the extent it exists, the sole chattel paper counterpart) master purchase agreement and, if any, security agreement and a copy of the purchase statement related to each Alarm Service Loan, and all other Required Loan Documents for each Alarm Service Loan, and (iii) with respect to each Loan (other than an Alarm Service Loan) transferred to the Issuer on such Transfer Date, within two Business Days after such Transfer Date, deliver (or caused to be delivered) to the Collateral Custodian the original and duly executed Underlying Note and Assignment of Mortgage, security agreement related to each Loan (other than an Alarm Service Loan) transferred to the Issuer, and all other Required Loan Documents for each Loan (other than an Alarm Service Loan) (other than those documents required to be retained by the Servicer in connection with the servicing and administration of the Loans) (with respect to each Loan (including each Alarm Service Loan), a “Custodial Loan File”).”

i. Section 2.04 is hereby amended and supplemented to add the following clause (d) to the end thereof:

     “(d) Upon discovery by any of the Issuer, the Depositor, CapitalSource, the Loan Originator, the Servicer, the Indenture Trustee, the Paying Agent, the Collateral Custodian, the Backup Servicer and/or a Noteholder of the Loan Originator’s or the Depositor’s failure to deliver in accordance with the terms and conditions of this Agreement and the other Basic Documents any of the Required Loan Documents required to be included in the Loan File for an Alarm Service Loan, the Person discovering such breach shall give prompt written notice of such failure to the Issuer, the Depositor, CapitalSource, the Loan Originator, the Servicer, the Indenture Trustee, the Paying Agent, the Collateral Custodian, the Backup Servicer and each Noteholder; provided, however, that the failure to give such notice shall not affect the obligations of CapitalSource and the Depositor hereunder. Unless such breach has been waived by the Initial Noteholder or Depositor shall not have cured such breach within five (5) Business Days of the earlier of notice of such breach or knowledge thereof (provided that, with respect to the original (and to the extent it exists, the sole chattel paper counterpart) master purchase agreement and, if any, security agreement related to an Alarm Service Loan, there shall be no right to cure such breach), the Depositor shall repurchase from the Issuer, and the Loan Originator shall repurchase from the Depositor, the Loan(s) for which such failure has occurred by paying to the Indenture Trustee the Sales Price therefor.”

j. Section 3.04(x) of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

     “(x) the Loan has not been compromised, adjusted, extended, satisfied, rescinded, set-off or modified by the Depositor, the Loan Originator or, from and after March 31, 2003 with regard to each Alarm Service Loan, the Obligor with respect thereto and, with respect to each other Loan, the Obligor with respect thereto, and no Loan is subject to compromise, adjustment, extension, satisfaction, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction, termination or modification, whether arising out of transactions concerning the Loan, or otherwise, by the Depositor, the Loan Originator or, from and after March 31, 2003 with regard to each Alarm Service Loan, the Obligor with respect thereto and, with respect to each other Loan, the Obligor with respect thereto except for amendments to such Loan otherwise permitted under this Agreement and in accordance with the Underwriting Guidelines;”

k. Section 3.04(aa) of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following to the end thereof:

“; provided that, Vytaltek Security Services, Inc. is subject to a Bankruptcy Event but Vytaltek Security Services, Inc. is fully performing its obligations under the related Alarm Service Loan and has assumed, but not assigned, its obligations under the related Loan. For greater certainty, the Alarm Service Loan to Vytaltek Security Services, Inc. is not a DIP Loan.”

l. Section 3.04(hh) of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

     “(hh) no provision of the Loan (other than an Alarm Service Loan) has been waived, modified or altered in any respect and, from and after March 31, 2003, no provision of an Alarm Service Loan has been waived, modified or altered in any respect, in each case expect in accordance with the Underwriting Guidelines and by instruments duly authorized and executed and contained in the Required Loan Documents;”

m. Section 3.04 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following clause (rr) in appropriate alphabetical order:

“(rr)	with respect to each Loan that is an Alarm Service Loan:

(i)	the Dealer is a Person with a place of business in the United States or, with respect to two (2) of the Alarm Service Loans, Canada;

(ii)	the Dealer has all necessary licenses, permits and other authorizations to conduct security alarm sales, installation, monitoring and maintenance services in the jurisdiction in which it conducts business;

(iii)	the Loan Originator has disclosed on the related Transfer Date its calculation of the notional minimum amount of recurring monthly revenue to be received from each security alarm monitoring or security alarm monitoring and maintenance contract;

(iv)	the Loan Originator makes, mutatis mutandis, the applicable representations and warranties set forth in clauses (a) through (pp) of this Section 3.04 with respect to (x) the accounts receivable or accounts (as defined in the UCC) payable pursuant to a security alarm monitoring or a security alarm monitoring and maintenance contract, (y) each security alarm monitoring or security alarm monitoring and maintenance contract and (z) each Dealer; and

(v)	the scheduled payments under each security alarm monitoring or security alarm monitoring and maintenance contract as set forth in the related Alarm Service Loan are true and correct and accurately represent the recurring monthly revenue to be received from each security alarm monitoring or security alarm monitoring and maintenance contract.

n. Section 8.07 of the Sale and Servicing Agreement is hereby amended and supplemented by adding the following to the end thereof:

     “In addition to the foregoing indemnity, each of CapitalSource and the Depositor, jointly and severally, hereby agree to indemnify and hold harmless the Noteholders from any liability, loss, claim or expense incurred as a result of the Loan Originator’s or the Depositor’s failure to deliver to the Collateral Custodian the originally executed (and to the extent it exists, the sole chattel paper counterpart) master purchase agreement and, if any, security agreement related to any Alarm Service Loan. This Section 8.07 shall survive the termination of this Agreement.”

     2. Extension of Revolving Period. CapitalSource and the Initial Noteholders hereby agree that the Revolving Period shall terminate on the earlier of (i) unless extended by mutual agreement of CapitalSource and the Initial Noteholder within six (6) months of the scheduled expiration date, 364 days after September 15, 2004 and (ii) the date that on which the Revolving Period is terminated pursuant to Section 2.08 of the Sale and Servicing Agreement.

     3. Representations and Warranties. Each of the Issuer, the Depositor, the Servicer and the Loan Originator hereby represents and warrants that (i) it has the power and is duly authorized to execute and deliver this Amendment, (ii) this Amendment has been duly authorized, executed and delivered, (iii) it is and will continue to be duly authorized to perform its obligations under the Basic Documents and this Amendment, (iv) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material agreement or instrument to which it is a party, (2) violate (A) any provision of law, statute, rule or regulation, or organizational documents or other constitutive documents, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer other than pursuant to the Basic Documents, (v) this Amendment and each of the Basic Documents to which it is a party or by which it or its assets may be or is bound constitutes its legal, valid and binding obligations, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity), (vi) except as publicly disclosed, there are not any actions, suits, investigations (civil or criminal) or proceedings at law or in equity or by or before any Governmental Authority pending or, to its knowledge, threatened against or affecting it or any of its business, property or rights (1) which involve any Basic Document or the Loan Documents or (2) which would be materially likely to result in a Material Adverse Effect, (vii) it is not in default or violation with respect to any law, rule or regulation, judgment, writ, injunction or decree order of any court, governmental authority, regulatory agency or arbitration board or tribunal and, with respect to the Loan Originator and Depositor, the effect of which would have a material adverse effect on its business, assets, operations or financial condition and (viii) no Default or Event of Default has occurred or is continuing. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Sale and Servicing Agreement shall remain in full force and effect and are hereby ratified in all respects. The Initial Noteholder shall not object to the conveyance to the Issuer of the Alarm Service Loans set forth on Schedule 1 hereto based on a breach of Section 3.04(i)(iii) or Section 3.04(i)(vi). The Initial Noteholder does not object to the execution of this Amendment by Wilmington Trust Company or the Issuer.

     4. No Reliance. Each of the Loan Originator, the Depositor and the Issuer hereby acknowledges that it has not relied on the Initial Noteholder or any of its officers, directors, employees, agents and “control persons” as such term is used under the Act and under the Securities Exchange Act of 1934, as amended, for any tax, accounting, legal or other professional advice in connection with the transactions contemplated by this Amendment or the Basic Documents, that each of the Loan Originator, the Depositor and the Issuer has retained and been advised by such tax, accounting, legal and other professionals as it has deemed necessary in connection with the transactions contemplated by this Amendment and the Basic Documents and that the Initial Noteholder makes no representation or warranty, and shall have no liability with respect to, the tax, accounting or legal treatment or implications relating to the transactions contemplated by this Amendment and the Basic Documents.

     5. Defined Terms; Headings. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided herein or in the Sale and Servicing Agreement. The headings of the various Sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.

     6. Limited Amendment. This Amendment is limited precisely as written and shall not be deemed to (a) be a consent to a waiver or any other term or condition of the Sale and Servicing Agreement, the other Basic Documents or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right or rights the Noteholders may now have or may have in the future under or in connection with the Sale and Servicing Agreement, the other Basic Documents or any documents referred to therein or executed in connection therewith. Whenever the Sale and Servicing Agreement is referred to in the Sale and Servicing Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Sale and Servicing Agreement, as the case may be, as modified by this Amendment. Except as hereby amended, no other term, condition or provision of the Sale and Servicing Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.

     7. Construction; Severability. This Amendment is a document executed pursuant to the Sale and Servicing Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be held invalid in a jurisdiction for any reason whatsoever, then, in such jurisdiction, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Amendment.

     8. Counterparts; Facsimile Signature. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party.

     9. Governing Law. This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Section 13.05 (Governing Law) of the Sale and Servicing Agreement, which terms and provisions are incorporated herein by reference.

     10. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of CapitalSource Funding II Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

     11. Recordation of Amendment. To the extent permitted by applicable law, this Amendment, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Securityholders’ expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders or is necessary for the administration or servicing of the Loans.

     12. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Sale and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CAPITALSOURCE FUNDING II TRUST,
By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Pierrette Bradshaw

Name:	Pierrette Bradshaw
Title:	General Counsel

CS FUNDING II DEPOSITOR LLC,
as Depositor

By:	/s/ Pierrette Bradshaw

Name:	Pierrette Bradshaw
Title:	General Counsel

CAPITALSOURCE FINANCE LLC,
as CapitalSource, Loan Originator and Servicer

By:	/s/ Pierrette Bradshaw

Name:	Pierrette Bradshaw
Title:	General Counsel

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wells Fargo Bank Minnesota, National Association as Indenture Trustee, Collateral Custodian, Paying Agent and Backup Servicer

By:	/s/ Jeanine C. Casey

Name:	Jeanine C. Casey
Title:	Corporate Trust Officer

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]

ACKNOWLEDGED AND AGREED:

CITIGROUP GLOBAL MARKETS REALTY
CORP., as Initial Noteholder

By:	/s/ John Eck

Name:	John Eck
Title:	Vice President

[Signature Pages to Fifth Amendment to Amended and Restated Senior Secured Credit Agreement]